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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        -----------------------------
                                   FORM 8-K
                        -----------------------------

                                CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                          Date of Report: June 29, 2001

                                 ---------------


                               EOG RESOURCES, INC.

              (Exact name of registrant as specified in its charter)


        DELAWARE                        1-9743             47-0684736
(State or other jurisdiction 	   (Commission File     (I.R.S. Employer
of incorporation or organization)       Number)         Identification No.)


     333 CLAY STREET
       SUITE 4200
     HOUSTON, TEXAS                                             77002
(Address of principal executive offices)                      (Zip code)


                                     713/651-7000
                   (Registrant's telephone number, including area code)


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EOG RESOURCES, INC.



Item 5.  Other Events

Price Swaps, Collars and Physical Contracts. With the objective of enhancing the certainty of future revenues, EOG Resources, Inc. (EOG), a Delaware corporation, enters into NYMEX-related commodity price swaps, collars and physical contracts from time to time.

(a) Natural Gas Price Swaps

    On June 29, 2001, EOG entered into price swap agreements covering notional volumes of 115,000 million British thermal units of natural gas per day (MMBtu/d) for the period August 2001 to December 2001 at an average price of $3.38 per MMBtu and 50,000 MMBtu for the period January 2002 to December 2002 at an average price of $3.56 per MMBtu.
EOG will account for these swap contracts under mark-to-market accounting.

(b) Natural Gas Price Collars

    As previously reported, during the period of April 30, 2001 to May 2, 2001, EOG entered into price collars that set a floor price of $4.40 per MMBtu and ceiling prices that average $6.15 per MMBtu covering notional volumes of 200,000 MMBtu/d for the period July 2001 to November 2001 at an average premium of $0.15 per MMBtu. EOG will account for these swap contracts under mark-to-market accounting.

(c) Natural Gas Physical Contracts

     On June 29, 2001, a Canadian subsidiary of EOG priced certain natural gas physical agreements as follows:
   i)	approximately 36,000 MMBtu/d for the period August 2001 to
        October 2001 at an average NYMEX price of US$3.30 per MMBtu less applicable basis (location) adjustments.
   ii) approximately 48,000 MMBtu/d for the period November 2001 to October 2002 at an average NYMEX price of US$3.57 per MMBtu less applicable basis (location) adjustments.
   iii) approximately 44,000 MMBtu/d for the months of November 2002 and December 2002 at an average NYMEX price of US$3.58 per MMBtu less applicable basis (location) adjustments.





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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          EOG RESOURCES, INC.
                                          (Registrant)




Date: June 29, 2001   	                 By:    /s/ TIMOTHY K. DRIGGERS
                                            ------------------------------
                                                  Timothy K. Driggers
                                              Vice President, Accounting
                                                & Land Administration
                                            (Principal Accounting Officer)